MARKETING CONTRACT

This Marketing Contract is entered into this 15th day of November, 2000 between Commercial Concepts, Inc. (CCI) of 324 S. 400 W. Salt Lake City, Utah and Larry and Debra Chilson or assignee (Marketer) of 14830 SW 167 St. Miami, FL 33187 pursuant to the terms and conditions set forth below:

1.       Responsibilities of the Marketer:

         a. The Marketer will represent CCI in Dade County, Florida south of Flagler Street and to certain specific potential hosts that are listed in Exhibit A, for the sale and distribution of Wave Screens(C) services offered by CCI, which include new custom screen savers for approved hosts and advertising space on any existing Wave Screen(C) screen saver.

         b.       The  Marketer  will  obtain  all   information  and  materials
                  required  from  each  customer  (hosts  and   advertisers)  to
                  complete each project and provide them to CCI.

         c. The Marketer is responsible to obtain signed contracts, in a form approved by CCI, from its customers and to forward said contracts to CCI on a timely basis.

         d. The Marketer may also provide advertising and marketing for this product with the prior approval of CCI.

         e. The Marketer will participate in beta testing of updated versions of the product and will communicate to CCI any problems, suggestions, or comments related to maximizing the marketability of the product.

2.       Responsibilities of CCI:

         a. CCI will provide the Marketer with marketing and informational materials regarding the product and product upgrades, along with the corresponding materials, as soon they are commercially available.

         b. CCI will produce and forward finished product to the Marketer within a maximum of 10 business days after the receipt of the required contract and materials, unless an unusual amount of work is required, in which case CCI will inform the Marketer of any possible delays in advance of the scheduled shipping date.

         c. CCI will provide hosts and advertisers with monthly statements and will be responsible to collect advertising receivables.

3.       Compensation:

         a. The Marketer will keep 20% of all gross advertising revenues that they place and from which payment is received by CCI, payable by CCI within a maximum of 30 days of payment receipt. This commission will be paid on the first of each month.

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         b.       The  Marketer  will  also be  paid  12% of  gross  advertising revenues, received by CCI, for any advertising originated by CCI placed on the Marketer's hosts' screens. This commission is in lieu of the 20% payable to the Marketer had they originated the advertising. This 12% commission will be paid on the first of each month.

         c. CCI will also pay a finders fee of $1 per screen for new users of the Marketer's Hosts' Wave Screen(C) screen savers. This payment will be calculated on the net amount of screens using the Hosts' Wave Screen(C) screen saver at the end of each month. The Marketer will be paid $1 for each screen that represents a net increase over the base number of screens (as defined below). If the total number of screens using the Hosts' Wave Screen(C) screen savers decreases at the end of one month then the total of the previous month will be used to calculate the net increase for each month, until there is a net increase, at which time the new total will become the base for the next month.

4. Confidentiality and Non-Compete: CCI and the Marketer agree to keep confidential all non-public information related to the marketing, producing and developing of the product. The Marketer also agrees not to market, distribute or promote any directly competing product.

5. Termination of Contract: This contract is valid for a period of 365 days at which time it will automatically be renewed for an additional 365 days unless written notice is given by one of the parties that they do not wish to renew the Contract. Prior to the expiration date, this Contract may only be terminated due to lack of performance by either party (acceptable performance for a Marketer is 10,000 screens with an average of 50 advertisers) or the written consent of both parties. If the contract is cancelled without cause then the Marketer retains the rights to the commission defined in this contract for all Hosts and advertisers that they have signed to contracts for the length of said contracts.

6. Controlling Law: This agreement is construed under and subject to the laws of the State of Utah.

7. Complete Agreement: This document contains the complete agreement of the parties and can only be amended in writing signed by both parties.

Agreed to this 15th day of November, 2000 By:

Commercial Concepts, Inc.                          Larry & Debra Chilson

 /s/ George Richards                                /s/ Larry Chilson
-------------------------------                    ---------------------------
George E. Richards, President                       Authorized Signature

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